Exhibit 10.114

Bonus Awards to Named Executive Officers

On April 19, 2006, the Compensation Committee authorized the payment of annual bonuses for the executives who will be Named Executive Officers in Andrx’s Form 10-K/A for the year ended December 31, 2005, which will be filed on or before May 1, 2006. Bonuses were based on Andrx’s financial performance and the executive’s performance in relation to his individual objectives and other contributions towards Andrx’s 2005 initiatives. The Compensation Committee did not award any salary increases to the Named Executive Officers at the April 19, 2006 Compensation Committee meeting.

Named Executive Officer	Current Salary	Bonus
Thomas P. Rice,	$550,000	$700,000
Andrx Corporation CEO
Angelo C. Malahias,	$460,000	$400,000
Andrx Corporation President and Chief Financial Officer
Lawrence Rosenthal,	$385,000	$156,000
Andrx Pharmaceuticals President
Robert I. Goldfarb,	$337,000	$185,000
Andrx Corporation Senior Vice President, General Counsel and Secretary
Ian J. Watkins,	$315,000	$100,000
Andrx Corporation Senior Vice President, Human Resources